AMENDMENT NO. 1

TO THE

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of August 5, 2020, amends the Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2020, by and between Invesco Advisers, Inc., a Delaware corporation (the “Administrator”) and AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust (the “Trust”), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to remove Invesco Global Market Neutral Fund, Invesco Long/Short Equity Fund and Invesco Low Volatility Emerging Markets Fund;

NOW, THEREFORE, the parties agree as follows;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolios	Effective Date of Agreement	Advisory/Administrative Services Fee Limit
Invesco All Cap Market Neutral Fund	December 16, 2013	N/A

Invesco Balanced-Risk Allocation Fund	May 29, 2009	N/A

Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010	N/A

Invesco Developing Markets Fund	July 1, 2006	N/A

Invesco Emerging Markets Select Equity Fund	May 31, 2011	N/A

Invesco Endeavor Fund	July 1, 2006	N/A

Invesco Global Infrastructure Fund***	April 22, 2014	0.90% of the first $500M 0.85% of the next $500M 0.80% of the next $4B 0.75% of the excess over $5B of average daily net assets

Invesco Global Targeted Returns Fund	December 16, 2013	N/A

Invesco Greater China Fund	July 1, 2006	N/A

Invesco Health Care Fund	July 1, 2006	N/A

Invesco Macro Allocation Strategy Fund	September 25, 2012	N/A

Invesco Multi-Asset Income Fund***	December 14, 2011	0.60% of the first $500M 0.55% of the next $500M 0.50% of the next $4B 0.45% of the excess over $5B of average daily net assets

Invesco Oppenheimer Developing Markets Fund	May 24, 2019	N/A

Invesco Oppenheimer Discovery Mid Cap Growth Fund	May 24, 2019	N/A

Invesco Oppenheimer Emerging Markets Innovators Fund	May 24, 2019	N/A

Invesco Oppenheimer Emerging Markets Local Debt Fund	May 24, 2019	N/A

Invesco Oppenheimer Fundamental Alternatives Fund	May 24, 2019	N/A

Invesco Oppenheimer Global Allocation Fund	May 24, 2019	N/A

Invesco Oppenheimer Global Strategic Income Fund	May 24, 2019	N/A

Invesco Oppenheimer International Bond Fund	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Alpha Fund#	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund #	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Income Fund#	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Select 40 Fund#	May 24, 2019	N/A

Invesco Oppenheimer Total Return Bond Fund	May 24, 2019	N/A

Invesco Pacific Growth Fund	February 12, 2010	N/A

Invesco Select Companies Fund	July 1, 2006	N/A

Invesco U.S. Managed Volatility Fund	December 18, 2017	N/A

Invesco World Bond Factor Fund	July 1, 2006	N/A

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*	The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month.
**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.
***

The administrative services fee paid under this Agreement may not be increased so that the combined advisory fee paid under the Advisory Agreement plus the administrative services fee paid under this Agreement exceeds the “Advisory/Administrative Services Fee Limit” in the table above unless such increase is approved by a majority of the Fund’s outstanding voting securities or the Fund concurrently enters into a contractual arrangement with the Administrator to waive the increased amount, provided that such contractual arrangement can only be eliminated by approval of a majority of the Fund’s outstanding voting securities.

#

The SteelPath Funds pay UMB Fund Services for certain administration services directly. As such, Invesco may only receive fees for Administrative Services under this agreement to the extent that those fees assessed under the Uniform Methodology are in excess of the fees paid to UMB Fund Services.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary

AIM INVESTMENT FUNDS
(INVESCO INVESTMENT FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer

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